UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): February 27, 2006

WYETH

        (Exact name of registrant as specified in its charter)

Delaware	1-1225	13-2526821
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Giralda Farms, Madison, N.J.		07940
(Address of principal executive offices)		(Zip Code)

        Registrant’s telephone number, including area code: 973-660-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

2005 Cash Bonuses and 2006 Base Salaries

The Company maintains a stockholder-approved Executive Incentive Plan under which eligible corporate officers are eligible to receive awards in the event that the Company achieves consolidated net earnings, subject to certain limitations set forth in the plan. On February 23, 2006, the Compensation and Benefits Committee of the Board of Directors (the "Committee") authorized the payment of cash bonuses under the Executive Incentive Plan for the 2005 performance year to the executive officers who will be included as Named Executive Officers in the Company's 2006 proxy statement (collectively the "Named Executive Officers"), subject to the filing of the Company’s Annual Report on Form 10-K (the “2005 10-K”) for the year ended December 31, 2005 which was filed on February 27, 2006 as follows:

Name	2005 Cash Bonus

Robert Essner	$2,700,000

Chairman, President and

Chief Executive Officer

Bernard J. Poussot	$1,260,000

Executive Vice President

Kenneth J. Martin	$1,072,500

Executive Vice President and

Chief Financial Officer

Robert R. Ruffolo, Jr.	$ 917,200

Senior Vice President

Joseph M. Mahady	$ 865,300

Senior Vice President

On November 17, 2005, the Committee recommended and the Board of Directors approved the following base salaries for 2006 for the Named Executive Officers: $1,662,000 for Mr. Essner, $877,800 for Mr. Poussot, $747,200 for Mr. Martin, $727,000 for Dr. Ruffolo and $695,600 for Mr. Mahady.

Restricted Stock Awards

On January 27, 2006, the Committee determined that unearned Bonus awards relating to the 2003 performance year had been earned on account of the Company’s attainment of the second applicable pre-established performance measurement (being ranked in the top three of the Company’s peer group for the years 2003-2005 in total shareholder return) for such Bonus awards. Accordingly, the Committee approved the conversion of these awards into the Company’s common stock as follows:

2003-2005
Bonus Award
Name	(Shares)

Robert Essner	5,680

Bernard J. Poussot	1,988

Kenneth J. Martin	1,775

Robert R. Ruffolo, Jr.	1,271

Joseph M. Mahady	1,207

The mean price of the Company’s common stock on January 26, 2006 (the immediately preceding trading day) was $46.825.

On February 23, 2006, the Committee determined that the Company exceeded the earnings per share (EPS) target set by the Committee for the 2005 performance year (for performance share awards granted in 2003) and, subject to the filing of the Company’s 2005 10-K, the Named Executive Officers are entitled to receive 200% of the applicable target awards. Accordingly, the Committee approved the conversion of these awards into the Company’s common stock, subject to the filing of the Company’s 2005 10-K which was filed on February 27, 2006, as follows:

2005
Performance Year
Name	(Shares)

Robert Essner	400,000

Bernard J. Poussot	110,000

Kenneth J. Martin	110,000

Robert R. Ruffolo, Jr.	96,200

Joseph M. Mahady	85,200

The mean price of the Company’s common stock on February 24, 2006 (the immediately preceding trading day) was $48.965. At the time of grant (in April 2003), the Committee used $36.39 to value the performance share awards for the 2005 performance year (the average of the mean Company common stock price for each of the 5 trading days preceding the date of grant).

The Company will provide detailed information with regard to compensation of its Named Executive Officers in the proxy statement for its 2006 Annual Meeting of Stockholders, which is expected to be filed with the Securities and Exchange Commission and first sent to stockholders on or about March 15, 2006.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Mr. Richard L. Carrion has informed the Board that he does not intend to stand for re-election at the 2006 Annual Meeting of Stockholders scheduled for April 27, 2006 due to increased outside professional and business commitments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYETH

By:	/s/ Kenneth J Martin
_________________________
Name: Kenneth J. Martin
Title: Executive Vice President
and Chief Financial Officer

Date:	February 27, 2006